EXHIBIT 4.171
SIG AUSTRIA HOLDING GMBH
as Pledgor
and
THE BANK OF NEW YORK MELLON
as Collateral Agent
and
as Pledgee

PLEDGE AGREEMENT
relating to the shares (Verpfändung von Aktien) in SIG
EURO HOLDING AG & CO. KGAA

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

This Share Pledge Agreement (this “Agreement”) is made on 4 March 2010
BETWEEN:
(1)	SIG Austria Holding GmbH, having its business address as at the date of this Agreement at Industriestr. 3, A-5760 Saalfelden, Austria, and registered in the company book (Firmenbuch) of the Republic of Austria under FN 236071 p (the “Pledgor”); and

(2)	The Bank of New York Mellon, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America, in its capacity as collateral agent under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent”, or the “Pledgee”).
WHEREAS:
(A)	Pursuant to a USD 3,975,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated 5 November 2009 (as amended by the Amendment No.1 (as defined below), by the Amendment No. 2 and Incremental Term Loan Assumption Agreement (as defined below) and by the Amendment No. 3 and Incremental Term Loan Assumption Agreement (as defined below)) between, inter alia, the parties listed in Part I of Schedule 1 hereto as current borrowers (the “Current Borrowers”), the parties listed in Part IIof Schedule 1 hereto as current guarantors (the “Current Guarantors”), Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse, Cayman Islands Branch) as administrative agent and others (as further amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have granted certain facilities to the Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.

(B)	Pursuant to a senior secured note indenture dated 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part III of Schedule 1 as current senior secured note guarantors (the “Current Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.

(C)	The Pledgor has entered into the Existing Share Pledge Agreements (as defined below).

(D)	Pursuant to an amendment No. 3 and incremental term loan assumption agreement relating to the Credit Agreement dated 30 September 2010 between, inter alia, the Current Borrowers, the Current Guarantors, Credit Suisse AG, Cayman Islands branch (formerly Credit Suisse, Cayman Islands branch) as administrative agent and others (the “Amendment No. 3 and Incremental Term Loan Assumption Agreement”) the Credit Agreement has been amended to, inter alia, increase the incremental term facilities from an amount of USD 1,550,000,000 to an amount of USD 2,770,000,000.

(E)	Pursuant to a secured note indenture dated 15 October 2010 between, inter alia, RGHL Escrow I LLC, RGHL Escrow I Inc., and RGHL Escrow Issuer (Luxembourg) I S.A. as escrow issuers (the “Escrow Issuers”), The Bank of New York Mellon as indenture trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch as paying agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the “New Secured Note Indenture”), the Escrow Issuers have issued secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 in escrow (the “New Secured Notes”). The Escrow Issuers have merged with and into, or otherwise transferred all of their assets and liabilities to, the Issuers, with each of the Issuers surviving the applicable mergers or other transfers and assuming by operation of law the obligations of the applicable Escrow Issuers with respect to the New Secured Note Indenture and the New Secured Notes. Certain affiliates of the Issuers listed in Schedule 1Part IV have acceded to the New Secured Note Indenture as new secured note guarantors (the “Current New Secured Note Guarantors”).

(F)	The Pledgor has agreed to grant an additional pledge (subject to the pledges arising under the Existing Share Pledge Agreements (as defined below)) over its Shares (as defined below) in the Company (as defined below) as security for the Pledgee’s claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(G)	The security created by or pursuant to this Agreement is to be administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment No.1 and Joinder Agreement (as defined below)) between, inter alia, the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).

(H)	SIG Combibloc Group AG is the owner of 501 (in words: five hundred one) shares in the Company, Nos. 9,500-10,000, which are represented by a global share certificate (the “Existing Share Certificate 2”).

(I)	The Pledgor and SIG Combibloc Group AG as sole shareholders (Aktionäre) of the Company have approved and consented to the Pledge (as defined below) in a resolution of the shareholders (Hauptversammlungsbeschluss) a copy of which is attached hereto as Schedule 2.
NOW, IT IS AGREED as follows:
1.	DEFINITIONS AND LANGUAGE

1.1	Definitions

In this Agreement:

“Administrative Agent” means Credit Suisse AG, Cayman Island branch, having its business address at Eleven Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Amendment No.1” means the amendment dated 21 January 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Amendment No.1 and Joinder Agreement” means the joinder agreement dated 21 January 2010 relating to the First Lien Intercreditor Agreement made among (amongst others) the Collateral Agent, Wilmington Trust (London) Limited, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which Wilmington Trust (London) Limited was appointed as additional collateral agent and became party to the First Lien Intercreditor Agreement.

“Amendment No. 2 and Incremental Term Loan Assumption Agreement” means the amendment and incremental term loan assumption agreement dated 4 May 2010 relating to the Credit Agreement between, inter alia, the borrowers and the guarantors under the Credit Agreement as of such date, the Administrative Agent and others.

“Borrowers” means the Current Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank N.A., Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.
“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Company” means SIG Euro Holding AG & Co. KGaA, an association limited by shares (Kommanditgesellschaft auf Aktien) organised under the laws of the Federal Republic of Germany having its business address at Rurstraße 58, 52441 Linnich, Germany, and registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 5754.

“Credit Documents” shall mean the Loan Documents, the Senior Secured Note Documents and the New Secured Note Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the Senior Secured Note Indenture and/or the New Secured Note Indenture.

“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007, as amended and restated on 5 November 2009 and as further amended and restated on 5 November 2010) between, inter alia, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

“Existing Share Certificate 1” has the meaning given to such term in sub-Clause 2.2 hereof.

“Existing Share Certificate 2” has the meaning given to such term in Preamble(H).

“Existing Shares” has the meaning given to such term in sub-Clause 2.2 hereof.

“Existing Share Pledge Agreements” means
(a)	the share pledge agreement dated 4 March 2010 (as amended by a confirmation and amendment agreement dated 27 August 2010 (the “Share Pledge Confirmation and Amendment Agreement”) entered into between SIG Austria Holding GmbH as pledgor and The Bank of New York Mellon as collateral agent and pledgee; and

(b)	the Share Pledge Confirmation and Amendment Agreement.
“Future Shares” means any and all shares in the Company in whatever nominal value which the Pledgor may hold in the future other than the Existing Shares (arising from a split of shares, purchase of shares in the context of the mandatory public offer or otherwise).

“Grantors” means the Loan Parties, the Issuers, the Senior Secured Note Guarantors and the New Secured Note Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers, the Senior Secured Note Guarantors and the New Secured Note Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited) or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 750,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Senior Secured Note Indenture and any successor appointed as indenture trustee under the Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse AG or any other Lender or any affiliate of Credit Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which has become a lender under the Credit Agreement or may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Loan Documents” shall mean the Credit Agreement, the Amendment No.1, the Amendment No.1 and Joinder Agreement, the Amendment No.2 and Incremental Term Loan Assumption Agreement, the Amendment No.3 and Incremental Term Loan Assumption Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means each of Bank of America, N.A., Canada Branch, FIA Card Services, N.A., Citibank N.A., Citibank (China) Co., Ltd., Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A., provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“New Secured Note Documents” shall mean the New Secured Note Indenture, the New Secured Note Guarantees, the New Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the New Secured Notes and/or the New Secured Note Indenture and any other document that may be entered into pursuant to any of the foregoing.

“New Secured Note Guarantees” shall mean the guarantees of the obligations of the Issuers under the New Secured Notes and the New Secured Note Indenture by the New Secured Note Guarantors.

“New Secured Note Guarantors” means the Current New Secured Note Guarantors and any entity which may accede to the New Secured Note Indenture as additional guarantor.

“New Secured Note Holders” shall mean the holders from time to time of the New Secured Notes.

“New Secured Notes Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the New Secured Note Indenture and any successor appointed as indenture trustee under the New Secured Note Indenture.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Pledgee under each or any of the Credit Documents (including, but not limited to, the Parallel Obligations), including with respect to all costs, charges and expenses incurred by the Pledgee in connection with the protection, preservation or enforcement of its respective rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“Parallel Obligations” means the independent obligations of any of the Grantors arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Grantor to the other Secured Parties (or any of them) under the Credit Documents.

“Pledges” means each pledge constituted under this Agreement and “Pledge” means any of them.

“Principal Finance Documents” means the Credit Agreement, the Senior Secured Note Indenture, the New Secured Note Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the

Senior Secured Note Holders, the New Secured Note Holders, the Indenture Trustee, the New Secured Notes Indenture Trustee, the Collateral Agent, the Local Facility Providers and the Cash Management Banks.
“Senior Secured Note Documents” shall mean the Senior Secured Note Indenture, the Senior Secured Note Guarantees, the Senior Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the Senior Secured Notes and/or the Senior Secured Note Indenture and any other document that may be entered into pursuant to any of the foregoing.

“Senior Secured Note Guarantees” shall mean the guarantees of the obligations of the Issuers under the Senior Secured Notes and the Senior Secured Note Indenture by the Senior Secured Note Guarantors.

“Senior Secured Note Guarantors” means the Current Senior Secured Note Guarantors and any entity which may accede to the Senior Secured Note Indenture as additional guarantor.

“Senior Secured Note Holders” shall mean the holders from time to time of the Senior Secured Notes.

“Share Certificates” means the Existing Share Certificate 1 (as defined in Clause 2.2 below), and any other certificate or securities representing any of the Future Shares or any rights in relation thereto, including interest and dividend coupons, annuity bands, renewal coupons and all related certificates.

“Shares” means the Existing Shares and the Future Shares.

“Stamp Duty Sensitive Document” shall mean (a) any original of any Credit Document and (b) any signed document (including email, PDF, TIF and other comparable formats) that constitutes a deed (Urkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), whether documenting or confirming the entering into of the relevant transaction (rechtserzeugende Urkunde) or documenting that the relevant transaction has been entered into (rechtsbezeugende Urkunde), or a substitute deed (Ersatzurkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), including, without limitation, any notarized copy, any certified copy and any written minutes recording the transactions (Rechtsgeschäfte) contemplated by, or referenced in, any Credit Document.

“Stamp Duty Guidelines” means the stamp duty guidelines set out in Schedule 3 (Stamp Duty Guidelines).
1.2	Construction

In this Agreement:

1.2.1	Terms used in this Agreement or in any notice relating hereto but not defined have the meanings ascribed thereto in the First Lien Intercreditor Agreement; and

1.2.2	any reference in this Agreement to a “Clause” or a “sub-Clause” shall, subject to any contrary indication, be construed as a reference to a Clause or sub-Clause hereof.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4	Solely for the purposes of Clause 17 (Austrian Stamp Duty) and Schedule 3, “written” shall mean that what is “written” was translated into letters (Buchstaben) that are or can be made visible on a physical or electronic device of whatever type and format, including paper and screen, and, accordingly, communication, documents or notices being “in writing” shall include not only paper-form (letter or fax) communication, documents or notices but also electronic communication, documents or notices, including by way of e-mail; and “signed” communication, documents or notices refers to written communication, documents or notices that carry a manuscript, digital or electronic or other technically reproduced signature, and “signature” shall be construed accordingly.

2.	PLEDGED SHARES

2.1	The Company has a registered share capital (Grundkapital) of EUR 10,000,000 (in words: Euro ten million) which is divided into 10,000 registered shares (Namensaktien) with no nominal value (Stückaktien ohne Nennwert) which are at the date of this agreement represented by the Existing Share Certificate 1 (as defined below) and the Existing Share Certificate 2.

2.2	The Pledgor is the owner of 9,499 (in words nine thousand four hundred ninety nine) shares in the Company, Nos. 1-9,499 (the “Existing Shares”), which are represented by a global share certificate (the “Existing Share Certificate 1”).

3.	PLEDGE

3.1	The Pledgor hereby pledges (verpfändet) to the Pledgee as security all Shares in the Company together with all ancillary rights and claims associated with the Shares as more particularly specified in Clause 4.1 hereof by pledging each Share Certificate representing any Shares to the Pledgee.

3.2	The Pledgor shall:

3.2.1	duly endorse (indossieren) all Share Certificates (other than the Existing Share Certificate 1) which are endorsed in its name with a blank endorsement (Blankoindossament). The Pledgee and the Pledgor acknowledge that the Existing Share Certificate 1 which is endorsed in the Pledgor’s name has been duly endorsed (indossieren) by the Pledgor with a blank endorsement (Blankoindossament); and

3.2.2	deliver (übergeben) all Share Certificates endorsed by the Pledgor in accordance with Clause 3.2.1 above to an authorised representative of the Pledgee in Germany for the purpose of depositing the Share Certificates with the Pledgee. For the avoidance of doubt, the Existing Share Certificate 1 is already in the possession of the Pledgee. The Pledgor shall use all reasonable endeavours (including offering delivery of the relevant Share Certificate to the Pledgee in Germany within normal business hours) to deliver any other Share Certificate endorsed by the Pledgor in accordance with clause 3.2.1 above to the Pledgee in Germany without undue delay upon the Pledgor becoming the owner of the Shares to which it relates.
3.3	The Pledgor hereby further assigns to the Pledgee all present and future claims for the return of any Share Certificate against third parties (other than the Pledgee) having or obtaining actual possession of a Share Certificate. Such third parties shall be notified forthwith by the Pledgor of the Pledges (as soon as the Pledgor becomes aware of such third party having or obtaining actual possession of a Share Certificate).

3.4	The Pledges shall extend automatically to any newly issued certificates representing, replacing or supplementing any of the Shares which shall forthwith be duly endorsed (indossiert) with a blank endorsement (Blankoindossament) and delivered to (übergeben) to the Pledgee in Germany.

3.5	In addition to the Pledges created in accordance with Clause 3.1 to 3.4 (inclusive) above, the Pledgor hereby creates a Pledge over all Shares by way of pledging the Pledgor’s rights in the Company (Mitgliedschaftsrechte) arising from such Shares in accordance with sections 1274, 413, 398 of the German Civil Code (BGB) in favour of the Pledgee.

3.6	The Pledgee hereby accepts all Pledges and assignments made pursuant to this Clause 3.

3.7	The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder.

3.8	For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of all or part of the Obligations.

3.9	Each of the Pledges is in addition, and without prejudice, to any other security the Secured Parties may now or hereafter hold in respect of the Obligations.

4.	SCOPE OF THE PLEDGES

4.1	The Pledges constituted by this Agreement include the present and future rights:
(a)	to receive and/or withdraw dividends, to receive payments under an interest coupon (Zinsanteilsschein), dividend coupon (Dividendenschein) or talon

(Erneuerungsschein) and any other similar cash payments and other forms of profit distribution;
(b)	to receive all other pecuniary claims associated with the Shares;

(c)	to subscribe for newly issued shares of the Company; and

(d)	all other rights and benefits attributable to the Shares (including without limitation all present and future pecuniary claims of the Pledgor against the Company arising under or in connection with any domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) or partial profit transfer agreement (Teilgewinnabführungsvertrag) which may be entered into between the Pledgor and the Company).
4.2	Notwithstanding that the items set out in Clause 4.1 above are pledged hereunder, the Pledgor shall be entitled to receive and retain the items set out in Clause 4.1 in respect of, and otherwise deal (in accordance with the provisions of this Agreement and any other Principal Finance Document) with all items described in Clause 4.1 in respect of the Shares at all times other than any time the Pledgee is entitled to enforce the Pledges constituted hereunder.

4.3	On the date and during the period in which the Pledgee is entitled, in accordance with Clause 7 (Enforcement of the Pledges) hereof, to enforce the Pledges (or any part thereof):
(a)	all dividends paid or payable and any other property received, receivable or otherwise distributed in respect of or in exchange for the Shares;

(b)	all dividends or other distributions or payments paid or payable in respect of the Shares in connection with the partial or total liquidation or dissolution of the Company or in connection with the reduction of the amount of the registered share capital of the Company; and

(c)	all cash paid, payable or otherwise distributed in respect of the principal of, or in redemption of, or in exchange for the Shares shall be forthwith delivered to the Pledgee and held as security for the benefit of the Secured Parties. If such proceeds or property are received by the Pledgor, they shall be received as trustee for the benefit of the Secured Parties and shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Pledgee for the benefit of the Secured Parties as security in the form so received (with any necessary endorsement).

5.	PURPOSE OF THE PLEDGES

The Pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The Pledges shall also cover any future extension of the Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) shall not apply to this Agreement.

6.	EXERCISE OF MEMBERSHIP RIGHTS

The membership rights, including the voting rights, attached to the Shares remain with the Pledgor. The Pledgor may exercise its membership rights in any manner which does not adversely affect the validity and enforceability of the Pledges, the existence of all or part of the Shares or cause an Event of Default to occur. The Pledgor undertakes, unless otherwise permitted by the Principal Finance Documents, not to support any resolutions which if passed would constitute a breach of its obligations under Clause 9 or any other obligation under this Agreement.

7.	ENFORCEMENT OF THE PLEDGES

7.1	If (i) an Enforcement Event has occurred and is continuing and (ii) the requirements set forth in Sections 1273 para 2, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife), in particular, if any of the Obligations has become due and payable, then in order to enforce the Pledges (or any of them), the Pledgee may at any time thereafter avail itself of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany.

7.2	Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise its rights without obtaining enforceable judgment or other instrument (vollstreckbarer Titel). The Pledgee shall be entitled to have the Pledges enforced in any manner allowed under the laws of the Federal Republic of Germany, in particular have the Pledges sold (including at public auction).

7.3	The Pledgor hereby expressly agrees that five business days’ prior written notice to the Pledgor of the place and time of any such sale shall be sufficient and the Pledgee shall not be obliged to deliver any further notices (including, but not limited to the notices set out under Section 1234 of the German Civil Code) to the Pledgor prior to such sale. The sale may take place at any place in the Federal Republic of Germany designated by the Pledgee.

7.4	If the Pledgee should seek to enforce the Pledges under sub-Clause 7.1, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the Shares or any part thereof and/or the exercise by the Pledgee of any other right it may have as a Pledgee.

7.5	Whilst the requirements for enforcement under sub-Clause 7.1 are continuing all subsequent payments attributable to the Shares and all payments based on similar ancillary rights attributed to the Shares may be applied by the Pledgee in satisfaction in whole or in part of the Obligations or treated as additional collateral.

7.6	Even if the requirements for enforcement referred to under sub-Clause 7.1 above are met, the Pledgee shall not, whether as proxy or otherwise, be entitled to exercise the voting rights attached to the Shares. During the continuation of an event which allows the Pledgee to enforce the Pledges, the Pledgor shall have the obligations and the Pledgee shall have the rights set forth in sub-Clause 9.8 below regardless of which resolutions are intended to be adopted.

7.7	The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Obligations. The Pledgor hereby expressly waives its right pursuant to Section 1230 sentence 2 of the German Civil Code to limit the realisation of the Pledges and pledges over partnership interests or shares in one or more other companies to such number of pledges as are necessary to satisfy the Obligations and agrees further that the Pledgee may decide to enforce the Pledges in the Company individually at separate proceedings or together with pledges over partnership interests or shares in one or more other companies at one single proceeding (Gesamtverwertung).

7.8	The Pledgor hereby expressly waives all defenses of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code.

7.9	The Pledgor hereby expressly waives its defenses based on defenses any Grantor might have against any of the Obligations (Einreden des Hauptschuldners) pursuant to Section 1211 para 1 sentence 1 alternative 1 of the German Civil Code.

7.10	If the Pledges are enforced or if the Pledgor has discharged any of the Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor — Forderungsübergang auf den Verpfänder) shall not apply and no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall at no time before, on or after an enforcement of the Pledges and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from the Company or any of the Company’s affiliates or to assign any of these claims.

8.	AUSTRIAN LIMITATIONS ON ENFORCEMENT

The Pledgor and the Pledgee agree that proceeds from an enforcement of the Pledges shall not be applied in satisfaction of the obligations secured by the Pledges but shall be released and turned over to the Pledgor if and to the extent that such application would violate mandatory Austrian capital maintenance rules

(Kapitalerhaltungsvorschriften) as amended from time to time and as interpreted by the Austrian Supreme Court from time to time pursuant to Austrian company law, in particular Sections 82 et seq of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 52 and 65 et seq of the Austrian Stock Corporation Act (Aktiengesetz). This limitation on the satisfaction of the obligations secured by the Pledges applies from the date this Agreement enters into force as well as on any date until the termination date of this Agreement, particularly on the date of a possible enforcement of the Pledges and the payments thereunder.
9.	UNDERTAKINGS OF THE PLEDGOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Pledgor undertakes to the Pledgee:

9.1	not to take, or participate in, any action which results or might result in the Pledgor’s loss of ownership of all or part of the Shares or any other transaction which would have the same result as a sale, transfer or other disposal of the Shares or which would for any other reason be inconsistent with the security interest of the Pledgee or the security purpose (as described in Clause 5) or defeat, impair or circumvent the rights of the Pledgee except as permitted by the Pledgee (acting reasonably);

9.2	to procure that all Share Certificates representing the Shares acquired by the Pledgor will, promptly following the acquisition of the relevant Shares, be delivered (übergeben) to the Pledgee;

9.3	not to encumber, permit to subsist, create or agree to create any other security interest or third party right in or over the Shares or other rights subject to the Pledges and the Existing Share Pledge Agreements;

9.4	to inform the Pledgee promptly of any change made in the registered share capital of the Company, or of any changes to the Company’s articles of association which would materially adversely affect the security interest of the Pledgee;

9.5	to promptly notify the Pledgee of any attachment (Pfändung) in respect of any of the Shares or any ancillary rights set out in sub-Clause 4.1, such notice to be accompanied by any documents the Pledgee might need to defend itself against any claim of a third party. In particular, the Pledgor shall promptly forward to the Pledgee a copy of the attachment order (Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment;

9.6	in the event of any increase in the capital of the Company, not to allow, without the prior written consent of the Pledgee (such consent not to be unreasonably withheld), any party other than itself or SIG Combibloc Group AG to subscribe for any Future

Shares, and not to defeat, impair or circumvent in any way the rights of the Pledgee created hereunder;
9.7	to pledge in favour of the Pledgee on terms identical to the terms of this Agreement any Future Shares which it acquires upon an increase of the capital of the Company by way of capital contribution (Kapitalerhöhung gegen Einlage) or out of authorised capital (Kapitalerhöhung aus genehmigtem Kapital) promptly after the registration of such increase of the capital of the Company in the competent commercial register (Handelsregister) and the acquisition of such Future Shares;

9.8	to promptly inform the Pledgee in writing of all matters concerning the Company of which the Pledgor is aware which would materially adversely affect the security interest of the Pledgee. In particular, the Pledgor shall notify the Pledgee, forthwith of any shareholders’ meeting at which a shareholders’ resolution is intended to be adopted which would have a materially adverse effect upon any of the Pledges. The Pledgor shall allow, following the occurrence and during the continuance of an Enforcement Event, the Pledgee or, as the case may be, its proxy or any other person designated by the Pledgee, to participate in all such shareholders’ meetings of the Company as attendants without power to vote. Subject to the provision contained in sub-Clause 13.1, the Pledgee’s right to attend the shareholders’ meeting shall lapse immediately upon complete satisfaction and discharge of the Obligations;

9.9	to refrain from any acts or omissions, subject to the performance of its rights and duties under the Existing Share Pledge Agreements, the purpose or effect of which is or would be the dilution of the value of the Shares or the Shares ceasing to exist except if permitted by the Pledgee (acting reasonably);

9.10	not to amend the articles of association of the Company to the extent that such amendment would materially adversely affect the security interest of the Pledgee created hereunder without the prior written consent of the Pledgee (such consent not to be unreasonably withheld); and

9.11	insofar as additional declarations or actions are necessary for the creation of the Pledges (or any of them) in favour of the Pledgee, the Pledgor shall at the Pledgee’s reasonable request make such declarations and undertake such actions at the Pledgor’s costs and expenses. For the avoidance of doubt, notification and consent requirements as set out in sub-Clause 9.1 to 9.10 of this Agreement are deemed to be satisfied by the Pledgor if and to the extent such notification or consent has been delivered under the Existing Share Pledge Agreements provided that such notification to the Pledgee or consent of the Pledgee makes reference to this Agreement and the Existing Share Pledge Agreements.

10.	DELEGATION

The Pledgee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit. The Pledgee shall only remain liable for diligently selecting and providing initial instructions to such delegate.

11.	INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Pledgee, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledges.

12.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Pledgee, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Pledgee, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

13.	DURATION AND INDEPENDENCE

13.1	This Agreement shall remain in full force and effect until complete satisfaction of the Obligations. The Pledges shall not cease to exist, if any Grantor under the Credit Documents has only temporarily discharged the Obligations.
13.2	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement related to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

13.3	This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

13.4	Waiving Section 418 of the German Civil Code, the Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

14.	RELEASE (PFANDFREIGABE)

14.1	Upon complete and irrevocable satisfaction of the Obligations, the Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practical declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Obligations the Pledges, due to their accessory nature (Akzessorietät), cease to exist by operation of German mandatory law.

14.2	At any time when the total value of the aggregate security granted by the Pledgor and any of the other Grantors to secure the Obligations (the “Security”) which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Obligations (the “Limit”) not only temporarily, the Pledgee shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Pledgee may in its reasonable discretion (as instructed in accordance with the First Lien Intercreditor Agreement) determine so as to reduce the realisable value of the Security to the Limit.

14.3	The Pledgee (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable declare in writing the release of the Pledges (Pfandfreigabe) to the Pledgor in accordance with, and to the extent required by, the Intercreditor Arrangements.

15.	PARTIAL INVALIDITY; WAIVER

15.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction (including Austrian law, in particular Austrian capital maintenance rules), such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the parties.

15.2	No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.3	In particular, the Pledges shall not be affected and shall in any event extend to any and all shares in the Company even if the number or nominal value of the Existing Shares or the aggregate share capital of the Company as stated in Clause 2 are inaccurate or deviate from the actual facts.

16.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 16 shall be made in writing.

17.	AUSTRIAN STAMP DUTY

17.1	The parties to this Agreement (each a “Party” and together the “Parties”) shall perform their obligations under or in connection with the Agreement exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with the Agreement within the Republic of Austria shall not constitute discharge or performance of such obligation or liability. For the purposes of the above, “Place of Performance” means: (i) in relation to any payment under or in connection with the Agreement, the place at which such payment is to be made pursuant to the Credit Documents; and (ii) in relation to any other obligation or liability under or in connection with the Agreement, the premises of the Administrative Agent or the Indenture Trustee (as the case may be) in New York or any other place outside of Austria as the Administrative Agent or the Indenture Trustee (as the case may be) may specify from time to time. Any payment made under or in connection with the Agreement shall be made from and to an account outside of Austria.

17.2	No Party shall bring or send to, or otherwise produce in, Austria a Stamp Duty Sensitive Document or communicate in writing other than in compliance with the Stamp Duty Guidelines, in each case other than in the event that: (i) it does not cause a liability of a Party to pay stamp duty in the Republic of Austria; (ii) a Party wishes to enforce any of its rights under or in connection with a Credit Document in any form of proceedings in the Republic of Austria and is only able to do so by bringing or sending to, or otherwise producing in, Austria a Stamp Duty Sensitive Document and it would not be sufficient for that Party to bring or send to, or otherwise produce in, Austria a document that is not a Stamp Duty Sensitive Document (e.g. a simple/uncertified copy (i.e. a copy which is not an original, notarised or certified copy) of the relevant Stamp Duty Sensitive Document) for the purposes of such enforcement; in furtherance of the foregoing, no Party shall (A) object to the introduction into evidence of an uncertified copy of any Stamp Duty Sensitive Document or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (B) if such Party is a party to proceedings before an Austrian court or authority, contest the authenticity (Echtheit) of an uncertified copy of any such Stamp Duty Sensitive Document, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document; or (iii) a Party is required by law, governmental body, court, authority or agency pursuant to any legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise) to bring or send a Stamp Duty Sensitive Document into, or otherwise produce a Stamp Duty Sensitive Document in, the Republic of Austria.
17.3	The Pledgor shall indemnify the Administrative Agent, each Lender, each Issuing Bank, the Indenture Trustee and the Pledgee against any cost, loss or liability in respect of Austrian stamp duty unless such cost, loss or liability is incurred as a result of the Administrative Agent, a Lender, an Issuing Bank, the Indenture Trustee or the Pledgee breaching any obligations under this Clause 17, in which case the breaching party shall be liable for payment of such stamp duty.
18. NOTICES AND THEIR LANGUAGE
18.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Pledgor:	c/o SIG Combibloc Holding GmbH
Address: Rurstraße 58 52441 Linnich Germany
Fax: +41 52674 6556
Attention: Daniel Petitpierre
Email: Daniel.Petitpierre@sig.biz
For the Pledgor with a copy to:
Address: c/o Rank Group Limited Suite 2502 2 Park Street Sydney NSW 2000 Australia
Fax: +64 2 9268 6693
Email: helen.golding@rankgroup.co.nz

Attention: Helen Golding

For the Pledgee:	The Bank of New York Mellon
Address: 101 Barclay Street, 4E New York, N.Y. 10286, The United States of America
Telephone: +212 298 1528
Fax: +212 815 5366
Attention: International Corporate Trust
18.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

18.3	All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 18 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 18.

18.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

18.5	No communication (including fax, electronic message or communication in any other written form) under or in connection with the Credit Documents shall be made to or from an address located inside of the Republic of Austria.

19.	APPLICABLE LAW, JURISDICTION

19.1	This Agreement is governed by the laws of the Federal Republic of Germany.

19.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgee however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

20.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

20.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

20.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 20.1 above, they will transmit the signed signature page(s) of this Agreement to attention of Ms Isabel van Bremen or Ms Julia Eggert (isabel.vanbremen@cliffordchance.com or julia.eggert@cliffordchance.com, fax: +49 69 7199 4000) (the “Recipients”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

20.3	For the purposes of this Clause 20 only, the parties to this Agreement appoint each Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) the Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, the Recipients will have no further duties connected with their position as Recipient. In particular, the Recipients may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 1
THE CURRENT BORROWERS, THE CURRENT GUARANTORS AND THE
CURRENT SENIOR SECURED NOTE GUARANTORS AND THE CURRENT NEW
SECURED NOTE GUARANTORS
Part I— The Current Borrowers
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holdings Inc.
Closure Systems International B.V.
SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
Pactiv Corporation (formerly Reynolds Acquisition Corporation)
Part II— The Current Guarantors
Whakatane Mill Australia Pty Limited
SIG Austria Holding GmbH
SIG Combibloc GmbH & Co KG
SIG Combibloc GmbH
SIG Beverages Brasil Ltda
SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.

CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.
SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Beverage Packaging Holdings (Luxembourg) I S.A.

Beverage Packaging Holdings (Luxembourg) III S.à r.l.
SIG Finance (Luxembourg) S.à r.l. (in liquidation)
Closure Systems International (Luxembourg) S.à r.l.
Reynolds Consumer Products (Luxembourg) S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Reynolds Group Issuer (Luxembourg) S.A.
Bienes Industriales del Norte S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas, S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited
Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG

SIG Combibloc Ltd.
SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Reynolds Packaging Machinery Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Services Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics Inc.
Ultra Pac, Inc.

BRPP, LLC
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Pactiv Corporation (formerly Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.
The Baldwin Group Ltd.
J. & W. Baldwin (Holdings) Ltd.
Omni-Pac U.K. Limited

Part III— The Current Senior Secured Note Guarantors
Whakatane Mill Australia Pty Limited
SIG Austria Holding GmbH
SIG Combibloc GmbH & Co KG
SIG Combibloc GmbH
SIG Beverages Brasil Ltda
SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.
CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.
SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH

SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
SIG Finance (Luxembourg) S.à r.l. (in liquidation)
Closure Systems International (Luxembourg) S.à r.l.
Reynolds Consumer Products (Luxembourg) S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Bienes Industriales del Norte S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas, S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Closure Systems International B.V.

Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited
Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG
SIG Combibloc Ltd.
SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Reynolds Packaging Machinery Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Services Inc.

Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics Inc.
Ultra Pac, Inc.
BRPP, LLC
Pactiv Corporation (formerly Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.

The Baldwin Group Ltd.
J. & W. Baldwin (Holdings) Ltd.
Omni-Pac U.K. Limited
Part IV — List of Current New Secured Note Guarantors
Whakatane Mill Australia Pty Limited
SIG Beverages Brasil Ltda
SIG Combibloc do Brasil Ltda
Closure Systems International (Brazil) Sistemas de Vedação Ltda
CSI Latin American Holdings Corporation
Closure Systems International (Canada) Limited
Evergreen Packaging Canada Limited
Reynolds Food Packaging Canada Inc.
CSI Closure Systems Manufacturing de Centro America, S.R.L.
SIG Holdings (UK) Limited
SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
Kama Europe Limited
Ivex Holdings, Ltd.
SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH

SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
SIG Combibloc Limited
Evergreen Packaging (Hong Kong) Limited
Closure Systems International Holdings (Hungary) Kft.
CSI Hungary Gyártó és Kereskedelmi Kft. (aka CSI Hungary)
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
SIG Finance (Luxembourg) S.à r.l. (in liquidation)
Closure Systems International (Luxembourg) S.à r.l.
Reynolds Consumer Products (Luxembourg) S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Bienes Industriales del Norte S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas S.A. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.

Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.
Reynolds Group Holdings Limited
Whakatane Mill Limited
SIG Combibloc Group AG
SIG Technology AG
SIG allCap AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc Procurement AG
SIG Reinag AG
SIG Holding USA Inc.
SIG Combibloc Inc.
Closure Systems International Americas, Inc.
Closure Systems International Inc.
Reynolds Group Holdings Inc.
Reynolds Packaging Machinery Inc.
Closure Systems International Holdings Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Bakers Choice Products, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Foil Inc.
Reynolds Services Inc.

Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Evergreen Packaging International (US) Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Reynolds Packaging, Inc.
Reynolds Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Food Packaging LLC
Reynolds Flexible Packaging Inc.
Southern Plastics, Inc.
Ultra Pac, Inc.
BRPP, LLC
Pactiv Corporation (formerly Reynolds Acquisition Corporation)
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
798795 Ontario Limited
Pactiv Canada Inc.
Newspring Canada Inc.

The Baldwin Group Ltd.
J. & W. Baldwin (Holdings) Ltd.
Omni-Pac U.K. Limited

SCHEDULE 2
COPY OF APPROVAL AND CONSENT

SCHEDULE 3
STAMP DUTY GUIDELINES
1.	Introduction

1.1	These stamp duty guidelines (the “Guidelines”) shall apply to all written communi-cation of the parties to this Agreement of which this Schedule 3 forms part.

1.2	In these Guidelines, unless a contrary indication appears a term defined in the Agreement (including by way of reference) has the same meaning when used in these Guidelines.

2.	Guidelines for Written Communication

2.1	Signed written communication that records or otherwise provides evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Credit Document, whether in the body of the relevant communication, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be made from an address outside of the Republic of Austria to an address outside of the Republic of Austria. For the avoidance of doubt, e-mails where the server on which such e-mails will be received or from which such e-mails will be sent is located in the Republic of Austria (e.g. this may be indicated by an e-mail address having a country code top level domain “.at”) or other e-mail addresses where the person sending or the person receiving such e-mail have their ordinary workplace (Arbeitsplatz) in the Republic of Austria must not be signed (see also clause 2.2. and 2.3. below).

2.2	Letters that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Credit Document, whether in the body of the letter, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or pro-duced in, the Republic of Austria in the following format (provided that no Stamp Duty Sensitive Document is attached):

[party’s letterhead]
Dear....,

[text of message]

Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)

NO CONTACT DETAILS

DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED
2.3	E-mails and fax messages that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Credit Document, whether in the body of the e-mail or fax, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria if in the following format (provided that no Stamp Duty Sensitive Document is attached):

Dear....,

[text of message].

Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)

NO CONTACT DETAILS OR OTHER AUTOMATICALLY GENERATED FOOTERS THAT REFER TO A PARTY

DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED

In addition, the footer of such e-mails must not contain the company name, contact details or any other information allowing identification of the sender. The company name, contact details etc. of the original sender of a reply or forwarded message need not be deleted.

SIGNATURE PAGES
This Agreement has been entered into on the date stated at the beginning by

SIG Austria Holding GmbH as Pledgor

By:	/s/ Cindi Lefari		By:	/s/ Mark Dunkley
	Name:	Cindi Lefari		Name:	Mark Dunkley
	Title:	Authorised Signatory		Title:	Authorised Signatory
	Date:	March 4, 2010		Date:	March 4, 2010

The Bank of New York Mellon as Collateral Agent and Pledgee

By:	/s/ Catherine F. Donohue		By:	/s/ Joellen McNamara
	Name:	Catherine F. Donohue		Name:	Joellen McNamara
	Title:	Vice President		Title:	Senior Associate
	Date:	March 4, 2010		Date:	March 4, 2010

Acknowledged and agreed SIG Euro Holding AG & Co. KGaA represented by the SIG Reinag AG as its general partner (Komplementär).

By:	/s/ Cindi Lefari		By:	/s/ Mark Dunkley
	Name:	Cindi Lefari		Name:	Mark Dunkley
	Title:	Authorised Signatory		Title:	Authorised Signatory
	Date:	March 4, 2010		Date:	March 4, 2010